Exhibit 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS RETAINS INVESTMENT BANKING FIRM TO

EXPLORE STRATEGIC OPTIONS

PALO ALTO, Calif., August 31, 2004—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced that it has retained Raymond James & Associates, Inc. as its advisor to explore strategic options, including a possible sale of the company.

“Carriers worldwide are moving more IP intelligence into both existing DSL and planned FTTx access networks to increase scalability and introduce innovative voice, video, and data services, and Copper Mountain’s VantEdge Access BRAS is well-positioned to meet the needs of these carriers,” said Rick Gilbert, Chairman and Chief Executive Officer. “Unfortunately, the recent cancellation of a large carrier broadband upgrade project and potential delays in decisions from several other large carriers have led us to the conclusion that we must explore strategic options in order to effectively pursue the global broadband market opportunity in the longer term.”

About VantEdge

Copper Mountain’s VantEdge platform has the specific functionality, price points and operational breakthroughs to enable facilities-based carriers worldwide to deploy sophisticated IP intelligence closer to the edge in copper and fiber-based broadband access networks. Able to be seamlessly introduced into existing broadband access networks, the VantEdge significantly reduces scalability costs and enables profitable new revenue streams. Further, the VantEdge eases large carriers’ migration from ATM to Ethernet-based access and transport technologies.

Leveraging the latest Intel IXP network processor technology, the VantEdge is a flexible, high-performance platform for deployment in DSL, FTTx, cable and wireless data networks. High-density interfaces allow cost-effective aggregation from T1/E1 for remote DSLAMs and access points, to

Copper Mountain Networks Retains Investment Banking Firm

OC-12/STM-4 and Gigabit Ethernet for video delivery to DSLAMs and PON OLT (Passive Optical Network Optical Line Termination) devices.

Meeting the DSL Forum’s goals for QoS-enabled IP services, the VantEdge’s advanced and integrated ATM, Ethernet and IP layer QoS capabilities allow service providers to deliver dynamic, on-demand services to end users with the quality they expect. The VantEdge manages broadband connections so that applications, such as Internet, video streaming, gaming, Voice over IP, file sharing, and music downloads, can securely and properly share the use of those connections, thus realizing the “Triple Play” broadband experience.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s plan to explore strategic options, including a possible sale of the company; Copper Mountain’s unproven operating plan; and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. For example, there can be no assurance that any transaction or corporate action will result from Copper Mountain’s exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. Moreover, there are additional factors which bear on the success of such exploration and Copper Mountain’s ability to pursue global broadband market opportunities in the

###

Copper Mountain Networks Retains Investment Banking Firm

longer run. These factors include risks and uncertainties related to the market acceptance of the VantEdge product; our ability to succeed in product trials with current and prospective customers; our ability to realize sufficient revenues to sustain our operations; the need for additional financing, risks related to obtaining financing in the current market environment, and uncertainties related to the Company’s viability if additional financing or a strategic transaction cannot be completed in a timely manner. Prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2003 and other reports and filings made and to be made with the Securities and Exchange Commission, including, but not limited to, our Quarterly Reports on Form 10-Q.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

###